UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2012

Northfield Bancorp, Inc.

(Exact name of registrant as specified in its charter)

United States	1-33732	42-1572539
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

1410 St. Georges Avenue, Avenel, New Jersey		07001
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (732) 499-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events.

On March 13, 2012, Northfield Bancorp, Inc. (“Northfield Bancorp”) and Flatbush Federal Bancorp, Inc. (“Flatbush Federal Bancorp”) issued a joint press release announcing the execution of an Agreement and Plan of Merger, dated as of March 13, 2012, by and among Northfield Bancorp, MHC, Northfield Bancorp, Northfield Bank and Flatbush Federal Bancorp, MHC, Flatbush Federal Bancorp and Flatbush Federal Savings and Loan Association (the “Merger Agreement”).

Under the terms of the Merger Agreement, consideration for the transaction will be comprised of Northfield Bancorp’s common stock. Flatbush Federal Bancorp stockholders will receive 0.4748 of a share of Northfield Bancorp stock for each share of Flatbush Federal Bancorp common stock they own, subject to the terms and conditions of the Merger Agreement.

Flatbush Federal Savings and Loan Association, Flatbush Federal Bancorp and Flatbush Federal Bancorp, MHC, will merge with and into Northfield Bank, Northfield Bancorp and Northfield Bancorp, MHC, respectively. The transactions contemplated by the Merger Agreement are subject to customary closing conditions, including regulatory approvals and approval from the stockholders of Flatbush Federal Bancorp and the members of Flatbush Federal Bancorp, MHC.

A copy of the joint press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Number	Description

99.1	Press Release dated March 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHFIELD BANCORP, INC.

DATE: March 13, 2012	By:	/s/ Steven M. Klein
Steven M. Klein
Chief Operating and Financial Officer

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